Exhibit 4.12

NINTH SUPPLEMENTAL INDENTURE

NINTH SUPPLEMENTAL INDENTURE, dated as of [•], 2020 (this “Supplemental Indenture”), by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Company”), having its principal offices at 650 East Swedesford Road, Suite 400, Wayne, PA 19087, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”), having its Corporate Trust Office at Two Liberty Place, 50 S. 16th Street, Suite 2000, Mail Station: Ex-PA-WBSP, Philadelphia, PA 19102.

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have heretofore entered into an Indenture, dated as of September 22, 2010, (the “Original Indenture”) as amended by a First Supplemental Indenture, dated as of September 27, 2010 (the “First Supplemental Indenture”), a Second Supplemental Indenture, dated as of June 11, 2012 (the “Second Supplemental Indenture”), a Third Supplemental Indenture, dated as of December 10, 2012 (the “Third Supplemental Indenture”), a Fourth Supplemental Indenture, dated as of September 27, 2013 (“Fourth Supplemental Indenture”), a Fifth Supplemental Indenture, dated as of March 24, 2015 (the “Fifth Supplemental Indenture”), a Sixth Supplemental Indenture, dated as of September 20, 2016 (the “Sixth Supplemental Indenture”), a Seventh Supplemental Indenture, dated as of April 27, 2017 (the “Seventh Supplemental Indenture”), and an Eighth Supplemental Indenture, dated as of January 25, 2019 (the “Eighth Supplemental Indenture”, and the Original Indenture as so amended and supplemented, the “Base Indenture”), providing for the issuance by the Company from time to time for its lawful purposes debt securities evidencing its unsecured indebtedness.

WHEREAS, Section 902 of the Base Indenture provides for the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, to enter into an indenture supplemental to the Base Indenture.

WHEREAS, Prologis, L.P., a Delaware limited partnership (“Prologis, L.P.”)  has solicited the consent of Holders of the Company’s 3.250% Senior Notes due October 1, 2026 (the “2026 Notes”) and 4.375% Senior Notes due February 1, 2029 (the “2029 Notes, and together with the 2026 Notes, the “Consent Securities”) to the amendments effected by this Supplemental Indenture.

WHEREAS, the Holders of not less than a majority in aggregate principal amount of all of the Outstanding (i) Consent Securities voting as a single class, (ii) 2026 Notes voting as a single class, and (iii) 2029 Notes voting as a single class, have consented to the applicable amendments effected by this Supplemental Indenture.

WHEREAS, the Board of Trustees of Liberty Property Trust  (the “Trust”), the general partner of the Company, has duly adopted resolutions approving the changes described in this Supplemental Indenture and authorizing the Company to execute and deliver this Supplemental Indenture.

WHEREAS, all things necessary to make the Base Indenture, as hereby modified, a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and of the covenants contained herein and in the Original Indenture, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders, as applicable, of (i) the Consent Securities and (ii) Securities issued on or after the date of this Supplemental Indenture (unless, with respect to Securities referenced in this clause (ii), otherwise provided in the Officers’ Certificate or supplemental indenture authorizing any such series of Securities), as follows:

ARTICLE ONE
AMENDMENTS TO BASE INDENTURE AND CONSENT SECURITIES

Section 1.1.                                 Relation to Base Indenture.  This Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.2.                                 Definitions.  For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a)                                 Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture.

(b)                                 All references herein to Articles, Sections and clauses, unless otherwise specified, refer to the corresponding Articles, Sections and clauses of this Supplemental Indenture.

Section 1.3.                                 Amendments to the Base Indenture Pursuant to Section 902 of the Base Indenture.

(a)                                 Article Three (Additional Covenants) of the Sixth Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

“Except as set forth in the following sentence, the Notes shall be subject to all remedies contained in the Original Indenture, as supplemented by the Sixth Supplemental Indenture and this Supplemental Indenture.  Clause (5) of Section 501, Article Eight, Section 1006, Section 1007, Section 1008 and Section 1009 of the Original Indenture shall not apply to the Notes.”

In addition, for purposes of the 2026 Notes, this Supplemental Indenture amends and restates Clause (4) of Section 501 of the Original Indenture to read as follows: “default in the performance, or breach, of any covenant or warranty of the Company in this Indenture, other than with respect to Article Eight for which any default or breach shall not constitute an event of default, with respect to any Security of that series (other than a covenant or warranty in default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certificated mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default: hereunder; or”

(b)                                 Article Two (Remedies) of the Sixth Supplemental Indenture is hereby deleted in its entirety and replaced with “[Intentionally Omitted]” and all cross-references and definitions related thereto are deleted in their entirety.

(c)                                  Article Two (Remedies) of the Seventh Supplemental Indenture is hereby deleted in its entirety and replaced with “[Intentionally Omitted]” and all cross-references and definitions related thereto are deleted in their entirety.

(d)                                 Article Two (Additional Covenants) of the Eighth Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

“Except as set forth in the following sentence, the Notes shall be subject to all remedies contained in the Original Indenture, as supplemented by the Eighth Supplemental Indenture and this Supplemental Indenture.  Clause (5) of Section 501, Article Eight, Section 1006, Section 1007, Section 1008 and Section 1009 of the Original Indenture shall not apply to the Notes.”

In addition, for purposes of the 2029 Notes, this Supplemental Indenture amends and restates Clause (4) of Section 501 of the Original Indenture to read as follows: “default in the performance, or breach, of any covenant or warranty of the Company in this Indenture, other than with respect to Article Eight for which any default or breach shall not constitute an event of default, with respect to any Security of that series (other than a covenant or warranty in default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certificated mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default: hereunder; or”

(e)                                  Clause (4) of Section 501 (Events of Default) of the Original Indenture shall be amended and restated to read as follows: “default in the performance, or breach, of any covenant or warranty of the Company in this Indenture, other than with respect to Article Eight for which any default or breach shall not constitute an event of default, with respect to any Security of that series (other than a covenant or warranty in default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certificated mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default: hereunder; or”

(f)                                   Clause (5) of Section 501 (Events of Default) of the Original Indenture is hereby deleted in its entirety and replaced with “[Intentionally Omitted]” and all cross-references and definitions related thereto are deleted in their entirety.

(g)                                  Article Eight (Consolidation, Merger, Sale, Lease or Conveyance) of the Original Indenture is hereby deleted in its entirety and replaced with “[Intentionally Omitted]” and all cross-references and definitions related thereto are deleted in their entirety.

(h)                                 The Original Indenture is hereby amended by deleting the following Sections of Article Ten (Covenants) of the Original Indenture and all cross-references and definitions related thereto in their entirety:

Section 1006 (Maintenance of Properties);

Section 1007 (Insurance);

Section 1008 (Payment of Taxes and Other Claims); and

Section 1009 (Provision of Financial Information).

All such deleted Sections are replaced with “[Intentionally Omitted]” and all cross-references and definitions related thereto are deleted in their entirety.

Section 1.4.                                 Amendments to the Consent Securities Pursuant to Section 902 of the Base Indenture.

The Consent Securities are hereby further amended to delete all provisions and all cross-references and definitions related thereto inconsistent with the amendments to the Base Indenture effected by this Supplemental Indenture.

ARTICLE TWO
MISCELLANEOUS PROVISIONS

Section 2.1.                                 Sections 1.3(a), (b) (c) and (d) of this Supplemental Indenture shall be effective as of the opening of business on the date first above written upon the execution and delivery hereof by each of the parties hereto. Sections 1.3 (e), (f), (g) and (h) of this Supplemental Indenture shall be effective as of the opening of business on the later of (i) the date first above written upon the execution and delivery by each of the parties hereto or (ii) the date upon which the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by the amendments to those sections, voting as a single class, have consented to such amendments.  Notwithstanding the foregoing, the amendments, supplements or modifications as set forth in this Supplemental Indenture shall not become operative with respect to the Consent Securities unless and until Prologis, L.P. pays to the Holders of the Consent Securities who have consented to such amendments, supplements or modifications effected by this Supplemental Indenture any applicable consent fees in accordance with, and as contemplated by, the terms of that Prospectus, dated [•], 2020, relating to the solicitation of such consents by Prologis, L.P.

Section 2.2.                                 Except as expressly modified or amended hereby, the Base Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved.  Notwithstanding the foregoing, in the case of conflict, the provisions of this Supplemental Indenture shall control.

Section 2.3.                                 This Supplemental Indenture and all its provisions shall be deemed a part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 2.4.                                 For the avoidance of doubt, this Supplemental Indenture shall not amend,

supplement or otherwise modify the First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture and Fifth Supplemental Indenture.

Section 2.5.                                 This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 2.6.                                 This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 2.7.                                 The Trustee shall not have any responsibility for the Recitals of the Company hereto, which Recitals are made by the Company alone, or for the validity or sufficiency of this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed and the Company has attested, all as of the day and year first above written.

LIBERTY PROPERTY LIMITED PARTNERSHIP

By: Liberty Property Trust, its general partner

By:
Name:
Title:

Attest:

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee as aforesaid

By:
Name:
Title:

Attest:

By:
Name:
Title:

Ninth Supplemental Indenture